Exhibit 10.6(e)

Cinemark Holdings, Inc.
AMENDED AND RESTATED 2017 Omnibus Incentive Plan
Restricted Stock Unit Award Certificate

THIS IS TO CERTIFY that Cinemark Holdings, Inc., a Delaware corporation (the “Company”), has granted you (the “Participant”) hypothetical units of Common Stock (“Restricted Stock Units”) under the Company’s amended and restated 2017 Omnibus Incentive Plan (the “Plan”), as follows:

Name of the Participant:	_____________________________________
Address of the Participant:	_____________________________________ _____________________________________
Number of Restricted Stock Units:	_____________________________________
Date of Grant:	_____________________________________
Vesting Commencement Date:	_____________________________________
Settlement Date:	_____________________________________
Vesting Schedule:	Anniversary of Vesting	Percentage of
	Commencement Date	Vested Shares
%
%
%
%

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the accompanying Restricted Stock Unit Award Agreement and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Unit rights granted under this Certificate and the related Restricted Stock Unit Award Agreement and to receive the Restricted Stock Units designated above subject to the terms of the Plan, this Certificate and the Award Agreement.

Participant: Name:, an individual Dated: _______________________________	Cinemark Holdings, Inc. By: Title: Dated: _______________________________

Cinemark Holdings, Inc. 2017 Omnibus Incentive Plan
Restricted Stock Unit Award Certificate (Officer)

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Cinemark Holdings, INC.
AMENDED AND RESTATED 2017 Omnibus Incentive Plan RESTRICTED STOCK Unit AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement”), is entered into on the Date of Grant, subject to the Participant’s acceptance of the terms of the Agreement evidenced by the Participant’s signature on the Restricted Stock Unit Award Certificate accompanying this Agreement (the “Certificate”), by and between Cinemark Holdings, Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.

Under the Cinemark Holdings, Inc. 2017 Omnibus Incentive Plan (the “Plan”), the Administrator has authorized the grant to the Participant of the number of Restricted Stock Units set forth in the Certificate (the “Award”), under the terms and subject to the conditions set forth in this Agreement, the Certificate and the Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Basis for Award. This Award is granted under the Plan for valid consideration provided to the Company by the Participant. By the Participant’s execution of the Certificate, the Participant agrees to accept the Award rights granted under the Certificate and this Agreement and to receive the Restricted Stock Units designated in the Certificate subject to the terms of the Plan, the Certificate and this Agreement.

2.Restricted Stock Units Awarded. The Company hereby awards and grants to the Participant the number of Restricted Stock Units set forth in the Certificate. Each Restricted Stock Unit represents a right to receive one Share (or the cash equivalent) from the Company and any Dividend Equivalents (as defined below) credited to the Participant’s Restricted Stock Unit Account (as defined below) with respect to that Share upon vesting of the Restricted Stock Unit as provided in Section 3 below. Vested Restricted Stock Units will be settled as provided in Section 5 below. The Company will, in accordance with the Plan, establish and maintain an account (the “Restricted Stock Unit Account”) for the Participant and will credit that account for the number of Restricted Stock Units granted to the Participant and any Dividend Equivalents as provided in Section 4 below. The value of each Restricted Stock Unit on any given date will equal the Fair Market Value of one Share on that date.

3.Vesting

(a)Vesting Schedule. The Restricted Stock Units will vest under the Vesting Schedule set forth in the Certificate, on condition that the Participant is still then in Continuous Service.

(b)Termination of Continuous Service

(i)Except as otherwise provided in (x) the Plan, (y) a Service Agreement the terms of which have been approved by the Administrator or (z) as provided for in Section 3(b)(ii)

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Restricted Stock Unit Award Agreement (Officer)

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of this Agreement, if the Participant ceases Continuous Service for any reason the Participant will immediately forfeit the unvested Restricted Stock Units and any Dividend Equivalents credited to the Restricted Stock Unit Account.

(ii)In the event that a Participant’s Service to the Company or a Subsidiary is terminated because of Participant’s death or Disability, the Participant or his estate or legal representative, as applicable, shall have the right to receive certificates for (x) all Restricted Stock Units for which the restrictions have lapsed in accordance with the Plan and the applicable Award Agreement and for which certificates have not previously been delivered by the Company as of the date of termination, and (y) Restricted Stock Units which shall vest on a pro-rata basis based on the percentage determined by dividing (i) the number of days from and including the date of grant of such Restricted Shares or Restricted Stock Units through the termination of Participant’s employment by death or Disability, by (ii) the number of days from the grant date of such Restricted Shares or Restricted Stock Units to the full vesting date of such Restricted Shares or Restricted Stock Units.  The Company shall as promptly as practical deliver the certificates required to be delivered under this Section 3(b)(ii) to the Participant, his estate, or legal representative, as applicable.

4.Dividend Equivalents. If the Company pays any cash dividend on its outstanding Common Stock for which the record date occurs after the Date of Grant, the Administrator will credit the Restricted Stock Unit Account as of the dividend payment date in an amount equal to the amount of the dividend paid by the Company on a single Share multiplied by the number of Restricted Stock Units under this Agreement that are unvested as of that record date (“Dividend Equivalents”). Dividend Equivalents will be subject to the vesting requirements of Section 3 of this Agreement. No Dividend Equivalent will vest or be paid to the Participant unless and until the corresponding Restricted Stock Unit vests and is settled.

5.Settlement. The Company will settle the Award on the Settlement Date or Dates set forth in the Certificate by issuing to the Participant one Share for each Restricted Stock Unit that has satisfied all vesting requirements on that Settlement Date and cash in the amount of any Dividend Equivalents credited to the Restricted Stock Unit Account with respect to that Share. Upon settlement, the Restricted Stock Units and related Dividend Equivalents will cease to be credited to the Restricted Stock Unit Account. If the Certificate does not specify a Settlement Date, the applicable Settlement Date will be each vesting date set forth in the Vesting Schedule. Subject to the satisfaction of the withholding provisions in Section 8 below, the Administrator will cause a stock certificate to be delivered on the applicable Settlement Date to the Participant with respect to the Shares issued on that Settlement Date and cash in the amount of any Dividend Equivalents credited to the Restricted Stock Unit Account with respect to such Shares, free of all restrictions hereunder, except for applicable federal securities laws restrictions, and will enter the Participant’s name as stockholder of record with respect to such Shares on the books of the Company. The Participant acknowledges and agrees that Shares may be issued in electronic form as a book entry with the Company’s transfer agent and no physical certificates need be issued.

6.Restrictions on Transfer. Until the applicable Settlement Date, the Restricted Stock Units and any related Dividend Equivalents credited to the Restricted Stock Unit Account may not be pledged, hypothecated or transferred in any manner other than by will or by the applicable laws of descent and distribution, or if approved in writing by the Administrator, by gift or domestic

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Restricted Stock Unit Award Agreement (Officer)

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relations order to a Permitted Transferee, provided that the Restricted Stock Units and any related Dividend Equivalents credited to the Restricted Stock Unit Account will remain subject to the terms of the Plan, the Certificate and this Agreement.

7.Compliance with Laws and Regulations. The issuance and transfer of Common Stock on any Settlement Date is subject to the Company’s and the Participant’s full compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of federal, state and foreign securities laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of issuance or transfer. The Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission, foreign securities regulatory authority or any securities exchange to effect such compliance.

8.Tax Withholding. As a condition to settlement under Section 5 above, the Participant shall, not later than the date on which the Award becomes a taxable event for federal income tax purposes, pay to the Company any federal, state and local taxes required by law to be withheld on account of such taxable event. Notwithstanding anything in this Agreement to the contrary, the tax-withholding obligation shall be satisfied by the Company’s retention from the Participant of such number of Shares having an aggregate Fair Market Value equal to the amount of tax required to be withheld by law, rounded down to the nearest whole number, and the Participant’s payment of the remainder of the tax withholding obligation in cash or by certified or bank check.

9.No Right to Continued Service. Nothing in this Agreement or in the Plan imposes or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company or its Affiliates to terminate the Participant’s Continuous Service at any time.

10.Representations and Warranties of the Participant. The Participant represents and warrants to the Company as follows:

(a)Acknowledgement and Agreement to Terms of the Plan. The Participant acknowledges receipt of a copy of the Plan, the Certificate, this Agreement and the prospectus dated June 13, 2017 covering the Shares reserved for issuance under the Plan. The Participant has read and understands the terms of the Plan, the Certificate and this Agreement and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences on the vesting and settlement of the Restricted Stock Units and any Dividend Equivalents or disposition of any Shares received on settlement of Restricted Stock Units, and that the Participant should consult a tax advisor before such time. The Participant agrees to sign such additional documentation as the Company may reasonably require from time to time.

(b)Compliance with Securities Laws. The Participant understands and acknowledges that, notwithstanding any other provision of the Agreement to the contrary, the issuance and holding of Shares is expressly conditioned on compliance with the Securities Act and all applicable federal, state and foreign securities laws. The Participant agrees to cooperate with the Company to ensure compliance with such laws.

11.No Interest in Company Assets. All amounts credited to the Participant’s Restricted Stock Unit Account under this Agreement will continue for all purposes to be part of the general assets

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Restricted Stock Unit Award Agreement (Officer)

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of the Company. The Participant’s interest in the Restricted Stock Unit Account will make the Participant only a general, unsecured creditor of the Company.

12.No Stockholder Rights before Issuance. The Participant will have no right, title or interest in, nor be entitled to vote or to receive distributions in respect of, nor otherwise be considered the owner of, any of the Shares covered by the Restricted Stock Units until the Shares are issued in accordance with Section 5 hereof.

13.Data Privacy. The Company’s Human Resources Department in Plano, Texas (U.S.A.) administers and maintains the data regarding the Plan, all Participants under the Plan and the restricted stock granted to each Participant.

The data administered and maintained by the Company includes information that may be considered personal data, including the name of the Participant, the award granted and the number of shares of restricted stock included in any award (“Participant Personal Data”). From time to time during the course of the Participant’s employment with the Company, the Company may transfer certain of Participant Personal Data to certain third parties (“Third Parties”) as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan (the “Purposes”), and the Company and its Third Parties may each further transfer Participant Personal Data to additional third parties assisting the Company in the implementation, administration and management of the Plan (collectively, “Data Recipients”). The countries to which Participant Personal Data may be transferred may have data protection standards that are different from those in the Participant’s home country and that offer a level of data protection that is less than that in the Participant’s home country.

In accepting the Award set forth in the Agreement, the Participant hereby expressly acknowledges that the Participant understands that from time to time during the course of the Participant’s employment with the Company the Company may transfer Participant Personal Data to Data Recipients for the Purposes. The Participant further acknowledges that the Participant understands that the countries to which Participant Personal Data may be transferred may have data protection standards that are different from those in the Participant’s home country and that offer a level of data protection that is less than that in the Participant’s home country.

Further, in accepting the Award set forth in the Agreement, the Participant hereby expressly affirms that the Participant does not object, and the Participant hereby expressly consents, to the transfer of Participant Personal Data by the Company to Data Recipients for the Purposes from time to time during the course of the Participant’s employment with the Company.

14.General Terms

(a)Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by the Participant or the Company to the Administrator for review. The Administrator’s resolution of such dispute will be final and binding on the Company and the Participant.

(b)Entire Agreement. The Plan and the Certificate are incorporated into this Agreement by reference, and the Participant hereby acknowledges that a copy of each has been

Cinemark Holdings, Inc. 2017 Omnibus Incentive Plan
Restricted Stock Unit Award Agreement (Officer)

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made available to the Participant. This Agreement, the Certificate and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. In the event of a conflict or inconsistency between the terms and conditions of this Agreement, the Certificate and the Plan, the Plan will govern.

(c)Modification. This Agreement may be modified only in writing signed by both parties.

(d)Notices. Any notice required under this Agreement to be delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant must be in writing and addressed to the Participant at the address indicated on the Certificate or to such other address as the Participant designates in writing to the Company. All notices will be deemed to have been delivered: (i) on personal delivery, (ii) five days after deposit in the United States mail by certified or registered mail (return receipt requested), (iii) two business days after deposit with any return receipt express courier (prepaid) or (iv) one business day after transmission by fax or email.

(e)Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding on and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement is binding on the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

(f)Governing Law. This Agreement is governed by and to be construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then that provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

Cinemark Holdings, Inc. 2017 Omnibus Incentive Plan
Restricted Stock Unit Award Agreement (Officer)

4852-2675-8097 v1